UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 East High Street, Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

General

Inventure Foods, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Borrowers”) today announced that it has entered into separate agreements with (i) the lenders under its Credit Agreement, dated as of November 18, 2015, by and among the Borrowers, the BSP Lenders, and BSP (as amended from time to time, the “Term Loan Credit Agreement”) and (ii) the lenders under its Credit Agreement, dated as of November 18, 2015, by and among the Borrowers, the Wells Fargo Lenders, and Wells Fargo Bank, National Association, as the administrative agent (“Wells Fargo”) (as amended from time to time, the “ABL Credit Agreement”).  The Term Loan Credit Agreement and the ABL Credit Agreement are hereinafter referred to as the Credit Facilities.  These agreements, which are described in more detail below, granted the Company a further extension of the temporary waiver of the requirement under each loan facility to deliver audited financial statements without a going concern opinion from August 31, 2017 to September 30, 2017 and, with respect to the Term Loan Credit Agreement, provided a temporary waiver of the financial covenants the Company was required to comply with under the Term Loan Credit Agreement until September 30, 2017 (the “Term Loan Financial Covenant Default”).

Benefit Street (BSP) Term Loan Agreement

On August 31, 2017, the Company entered into a Limited Waiver and Fifth Amendment to Credit Agreement with BSP, which further amended the Term Loan Credit Agreement (the “Fifth Amendment to Term Loan Credit Agreement”).  Under the terms of the Fifth Amendment to Term Loan Credit Agreement, the BSP Lenders agreed to (i) a further extension of the temporary waiver of the requirement under the Term Loan Credit Agreement to deliver audited financial statements without a going concern opinion from August 31, 2017 to September 30, 2017, and (ii) a temporary waiver of the Term Loan Financial Covenant Default until September 30, 2017.

Wells Fargo Revolver

On August 31, 2017, the Borrowers entered into a Fourth Amendment to Credit Agreement (the “Wells Fargo Fourth Amendment”) with the Wells Fargo Lenders and Wells Fargo, which further amended the ABL Credit Agreement. Under the terms of the Wells Fargo Fourth Amendment, the Wells Fargo Lenders granted the Company a further extension of the temporary waiver of the requirement under the ABL Credit Agreement to deliver audited financial statements without a going concern opinion from August 31, 2017 to September 30, 2017.  In addition, the Wells Fargo Fourth Amendment provided for, among other things, a further reduction of the revolver commitment, the addition of a new inventory sublimit in the borrowing base definition and covenants relating to projected cash flows.

The foregoing descriptions of the BSP Amendments and the Wells Fargo Amendments do not purport to be complete and are qualified in their entirety by reference to the BSP Amendments and the Wells Fargo Amendments, respectively, copies of which are filed herewith as Exhibits 10.1 — 10.2, which are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits List in the Index to Exhibits immediately following the signature page of this Current Report on Form 8-K is incorporated herein by reference as the list of exhibits required as part of this Item 9.01.

Exhibit Index

Exhibit No.	Description

10.1

Limited Waiver and Fifth Amendment to Credit Agreement, dated as of August 31, 2017, by and among Inventure Foods, Inc. and certain of its subsidiaries, as the borrowers, each of the lenders from time to time a party thereto, and BSP Agency, LLC, as the administrative agent for each member of the Lender Group (as defined therein).

10.2

Fourth Amendment to Credit Agreement and Limited Waiver, dated as of August 31, 2017, by and among Inventure Foods, Inc. and certain of its subsidiaries, as the borrowers, each of the lenders from time to time a party thereto, and Well Fargo Bank, National Association, as the administrative agent for each member of the Lender Group and Bank Product Provisions (as such terms are defined therein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date:	September 6, 2017
/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer